EXHIBIT 10
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                               ADVISORY AGREEMENT

                                       of

                               Jalex Trading, CTA
                                Executive Office

                       9925 South Pennsylvania, Suite 110
                             Oklahoma City, OK 73159
                                 (405) 691-2793

                               REGISTERED WITH THE
                      COMMODITY FUTURES TRADING COMMISSION

                                      As A

                            COMMODITY TRADING ADVISOR



                             NOTICE TO THE CUSTOMER:

PLEASE READ AND SIGN THE APPROPRIATE PAGES OF THIS ADVISORY AGREEMENT. THEN, RETAIN THE DISCLOSURE DOCUMENT, BUT RETURN THE ENTIRE ADVISORY INCLUDING THE SIGNATURE PAGE TO THE ADVISOR WITH THE EXECUTED CUSTOMER ACCOUNT OPENING FORMS.


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                              ADVISORY AGREEMENT of
                               Jalex Trading, CTA
                       9925 South Pennsylvania, Suite 110
                             Oklahoma City, OK 73159
                                 (405) 691-2793

This Advisory Agreement ("Agreement") is entered into this      day of
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,20     , between :  Jalex  Trading, CTA  ("Advisor"), and
   -----                                                  ----------------------
,("Client"). who resides at                       City of
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State               Zip
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WHEREAS,  the Client  represents that he/she/it has speculative  capital for the purpose of trading in commodity futures contracts, and represents that he/she/it is able to tolerate adversity in Client's account, including the possible loss of Client's entire investment. The Client further represents that he/she/it has read and understands the Advisor's "Disclosure Document", including, especially, the risk disclosure statement, and:

WHEREAS, the Advisor offers an advisory service for the management of commodity accounts pursuant to which trading decisions are guided by the Advisor's proprietary trading program, and; the Client wishes to subscribe to one of the Advisor's trading programs under the following terms and conditions:

THEREFORE, the Advisor and the Client mutually agree to the covenants herein contained.

1. The Client will promptly open, or currently has open, a commodity trading account ("Account") with a Futures Commission Merchant, ("FCM").

The Client understands that an FCM, rather than the Advisor, will have full custody of client funds (placed on deposit with the FCM) and commodity market positions. The relationship between the FCM or an introducing broker (" IB") and Client is not and shall not become the responsibility of the Advisor. The Advisor is not liable for the executions of transactions once the orders are placed with the FCM or IB. The FCM or IB is solely responsible for the transmission of transaction statements and the periodic account statements. The FCM is also responsible for the custody over the Client's funds. The Client hereby requests that the FCM or IB furnish copies of all confirmations and periodic Account statements to the Advisor.

The Client hereby acknowledges it is Client's desire to have the funds in his/her/its account traded pursuant to the Advisor's Futures Spread Trading
Program:

                           LIMITED POWER OF ATTORNEY:

2. The Client hereby appoints the Advisor as his or her true and lawful attorney-in-fact, with full power to act and with full power of substitution and revocation in Client's name, place, and stead to enter orders to buy and sell (including short sales), spread, or otherwise trade futures contracts, cash markets, Exchange For Physicals (EFP), and or commodity futures options. Advisor shall have full authority to communicate such orders directly to the FCM or IB and the FCM or IB is hereby authorized to accept and execute all such orders. The Client will not trade the Account and will not authorize any party other than the Advisor to trade the Account. This Power of Attorney shall remain in full effect unless and until this Account is closed, or until revocation is received by the Advisor, in writing, from the Client. Such revocation shall not affect any open position, which will be closed upon receipt of the notice. The Client acknowledges that the FCM or IB has no responsibility to review, approve or monitor the orders entered by the Advisor, and hereby agrees to indemnify and hold harmless the FCM or IB and its employees with respect to this responsibility and any responsibility with regard to the duties of the Advisor.
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                                    TAXATION:

3. Advisor is not qualified to give, and will not give any advice with respect to tax consequences of profits or losses in the Account.

                                  EXCLUSIVITY:

4. The services of the Advisor are not exclusive to the Client, and the Advisor shall be free to have other clients, and to render trading advice to such other clients, including the same advice as given to Client. The Client acknowledges all advice from the Advisor is the sole property of the Advisor, and may not be revealed by the Client to others.

                                   DOCUMENTS:

5. The client agrees to execute any and all documents required by the FCM, the IB, if any, the Advisor, and/or any regulatory agency that has jurisdiction over the Account, as may be necessary to open and maintain the Account and to provide the Advisor the authority to trade and manage the Account. The Advisor shall maintain his registration as a Commodity Trading Advisor with the Commodity Futures Trading Commission and membership in the National Futures Association.

                            TERMINATION AND NOTICES:

6. Either party may terminate this Agreement,  without penalty,  by giving three
(3) business days written notice thereof to the other. If Client is a commodity pool of which any principal of the Advisor is a general partner, manager or other similar controller, then, upon the affirmative vote of a majority of the limited partners, members or shareholders of such pool, irrespective of whether such principal of the Advisor concurs, this Agreement may be terminated by such Client on sixty (60) days' notice, without penalty. Upon receipt of such notice from the Client, or within three (3) days after notice has been delivered to the Client, Advisor will liquidate all open positions of the Client. Such notice shall be delivered by registered or certified letter to the address included within this document. Such notice of termination shall have no effect upon liabilities or commitments made or accrued neither prior to such termination, nor on open positions yet to be liquidated. The subsequent management of the Account shall be the sole responsibility of the Client.

                                 ADVISORY FEES:

7. Incentive Fees. The Advisor will charge a monthly incentive fee equal to 20% of net new high profits. Net new high profits include all closed out gains and losses plus gains and losses on open positions. Gains and losses will be net after commissions and management fees. The account will also be adjusted for any deposits or withdrawals. In order for an incentive fee to be payable, the adjusted net new high profits calculated at the close of business of the last trading day of each month must exceed the highest adjusted net new high profits of any previous month. The incentive fee is due and payable on the first business day of the month following the month in which the fee has been earned.

8. Commissions. Each account will be charged commissions by the FCM carrying the account, or the IB introducing the account. The aforementioned FCM and/or IB set these commissions. The Advisor will not accept any arrangement by an FCM or IB in which the total commissions for trading futures or options on contract markets in the United States, inclusive of all exchange, brokerage, and/or clearing fees exceeds $10 per round turn, plus NFA fees. The Advisor will not receive any compensation, either directly or indirectly, from the commissions generated by trading in the client's account.
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9.  Management  Fee. The Advisor will charge a recurring  annual  Management Fee equal to 2%. This fee is assessed monthly at the rate of 0.16667% of the month ending Net Asset Value. Net Asset Value is defined as the total assets of the account, including all cash and cash equivalents, interest income, if any, plus the market value of all open commodity positions, less all liabilities.

10. Payment of Fees. All fees referred to in this section are due and payable when the Advisor submits an invoice to the carrying FCM. or to the Commodity Pool Operator. Each client agrees to execute a Fee Payment Authorization allowing the Advisor to deduct such fees directly from the Client's Accounts. In its discretion, the Advisor may waive any part or all of its fees described above.

                            FURTHER ACKNOWLEDGMENTS:

11. The Client is aware of the speculative nature and high degree of risk associated with Commodity Futures trading. The client acknowledges that he/she/it has read and understands the risk factors of investing in this particular trading program as disclosed in the document of the Advisor.

12. The Client acknowledges that he/she/it understands that the objective of the Advisor's trading style is to maximize profits over time; it is not to minimize volatility. If you are uncomfortable with wide swings in your account then you should not consider opening an account with the Advisor.

13. The Client acknowledges and agrees that he/she/it has read and understood the Disclosure Document of the Advisor herewith attached. The Client understands that the Advisor's recommendations and authorization to trade shall be for the Account and risk of the Client.

14. The Client agrees to execute a limited trading authorization with the FCM or IB authorizing the Advisor to enter orders to trade futures contracts and or options on futures contracts. It is further understood that the Advisor has no responsibility for the proper execution of orders by the FCM or IB, once the Advisor enters such orders.

15. The Advisor makes no guarantee that any of its services will result in a profit, or will not result in a loss for the Account. The Client agrees that he/she/it will immediately inform the Advisor if and when he/she/it becomes dissatisfied with the Advisor's handling of the Account.

16. The Client assumes the responsibility for losses that occur in the Account from whatever source. The Advisor will not be liable to the Client or to others except by reason of acts constituting willful malfeasance or gross negligence as to its duties herein, and disclaims any liability for human or machine errors in order placement and execution.

17. The Client understands, as described in the Disclosure Document, that due to the nature of the trading approach employed by the Advisor and that day trading, by nature, generates more trades, your Account may generate a substantial number of trades on a monthly basis. Such trading could result in substantial commission costs that are above average for other commodity futures and or options trading programs.

                                  ARBITRATION:

18. Any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this Agreement, shall on written request of one party served on the other be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the National Futures Association Code of Arbitration. Such arbitration shall take place within a fifty (50) mile radius of Oklahoma City, OK.


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                                 REPRESENTATION:

19. No persons may make any representation about this Agreement or the Advisor except those stated in the Disclosure Document of the Advisor, and this Advisory Agreement. Any such representations are to be considered false, and the Client will not hold the Advisor liable for any such false claims, statements, or representations.

                                    VALIDITY:

20. In the event that any provision of this Agreement is invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall remain in full force and effect.

                                ENTIRE AGREEMENT:

22. This Agreement constitutes the entire agreement between the parties, and no modification or amendment of this Agreement shall be binding unless in writing and signed by both parties named and whose signature appear on this Agreement. This Agreement can not be terminated orally, and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The captions appearing in this Agreement are inserted as a matter of convenience and for reference only and shall not define, limit or describe the scope and intent of this Agreement or any of the provisions thereof.

                         SIGNATURES AND ACKNOWLEDGMENTS:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. The parties also authorize Advisor to have Power of Attorney over the trading account as described on pages 2 and 3 of this Agreement. The parties agree to sign the Power of Attorney forms supplied by the FCM or IB to grant such authority to Advisor.

Client Signature                                               Date
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Client Signature                                               Date
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(Joint Account)

   ACKNOWLEDGMENT OF THE RECEIPT OF JALEX TRADING, CTA DISCLOSURE DOCUMENT:

I acknowledge that I have received, read, and understand the Disclosure Document of Advisor.

Client Signature                                                Date
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Client Signature                                                Date
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(Joint Account)

                AUTHORIZATION FOR FCM, CPO OR IB TO PAY ADVISOR:

I (we) hereby instruct the FCM, CPO or IB to pay Advisor the monthly incentive fees, and/or management fees out of assets of my (our) account. Such fees shall be due and payable upon the receipt of the billing submitted by Advisor.

In rendering this service for the convenience of Advisor and the undersigned, you may fully rely on any fee invoices submitted without any duty or obligation to check or verify the accuracy of the fee invoice. The Client(s) and Advisor hereby jointly and severally agree to indemnify the FCM or IB and to hold it harmless from any loss or claim associated with any payment of fees from the Account, the payment of which is subsequently shown to be in error or subject to dispute. I understand and fully agree that commissions will also be charged to my account as set forth in the Disclosure Document of Advisor.

Client Signature                                                 Date
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Client Signature                                                 Date
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(Joint Account)


Advisor

-------

Signature                                                           Date
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